                                                                     EXHIBIT 4.4

                               DEED OF COVENANTS


                          TO ACCOMPANY FIRST PRIORITY
                         STATUTORY MORTGAGE OF A SHIP

                                      by

                     CALPETRO TANKERS (BAHAMAS I) LIMITED
                                                  Shipowner

                                      to


                  CALIFORNIA PETROLEUM TRANSPORT CORPORATION
                                                  Mortgagee



                           Dated _________ __, 1995

                               m/t ____________

                               Table of Contents

                                                                        Page No.

                                   ARTICLE I

                                DEFINITIONS................................  1

Section 1.01      Definitions..............................................  1

                                  ARTICLE II

                               MORTGAGE....................................  2

Section 2.01      Grant of Mortgage........................................  2
Section 2.02      Indebtedness.............................................  3

                                  ARTICLE III

                               REPRESENTATIONS AND WARRANTIES..............  3

Section 3.01      Representations and Warranties of the Shipowner..........  3

                                  ARTICLE IV

                               COVENANTS...................................  5

Section 4.01      Payment of Indebtedness..................................  5
Section 4.02      Corporate Existence......................................  6
Section 4.03      Insurance................................................  6
Section 4.04      Defense of Title......................................... 12
Section 4.05      Discharge of Liens....................................... 13
Section 4.06.     Liens.................................................... 13
Section 4.07      Use of Vessel............................................ 13
Section 4.08      Notifications............................................ 14
Section 4.09      Payment of Crew's Wages and Allotments................... 15
Section 4.10      Charter of Vessel........................................ 15
Section 4.11      Maintenance of Vessel.................................... 15
Section 4.12      Statement of Classification Society...................... 16
Section 4.13      Surveys of Vessel........................................ 16
Section 4.14      Access to Vessel......................................... 16
Section 4.15      Books and Records........................................ 16
Section 4.16      Registration of Statutory Mortgage; Recordation of
                    Statutory Mortgage..................................... 17
Section 4.17      Notice of Mortgage....................................... 17
Section 4.18      Further Assurances....................................... 18
Section 4.19.     Withholding Tax.......................................... 18

Section 4.20.     Expenses................................................. 18
Section 4.21.     Indebtedness............................................. 19
Section 4.22.     Business of Shipowner.................................... 19
Section 4.23.     No Bankruptcy Petition................................... 19
Section 4.24.     Consolidation, Merger and Sale of Assets................. 19
Section 4.25.     Loans, Advances and Other Liabilities.................... 19
Section 4.26.     Restricted Payment....................................... 19
Section 4.27.     Reports by the Shipowner................................. 19

                                   ARTICLE V

                               EVENTS OF DEFAULT; REMEDIES................. 20

Section 5.01      Events of Default........................................ 20
Section 5.02      Remedies................................................. 22
Section 5.03      Sale of the Vessel....................................... 24
Section 5.04      Mortgagee as Attorney-in Fact............................ 25
Section 5.05      Appointment of Receiver.................................. 25
Section 5.06      Arrest or Detention of Vessel............................ 25
Section 5.07      Defense of Suits......................................... 25
Section 5.08      Cumulative Rights, Powers and Remedies................... 26
Section 5.09      Application of Proceeds.................................. 26
Section 5.10      Mortgagee's Right to Remedy Defaults..................... 27
Section 5.11      Delegation of Powers..................................... 28
Section 5.12      Legal Actions............................................ 28
Section 5.13      Deed and Statutory Mortgage Subject to Rights of
                    Charterer under the Charter............................ 28

                                  ARTICLE VI

                               MISCELLANEOUS PROVISIONS.................... 29

Section 6.01      Performance by Charter................................... 29
Section 6.02      Discharge of Mortgage.................................... 29
Section 6.03      Indemnity................................................ 30
Section 6.04      Governing Law............................................ 30
Section 6.05      Severability............................................. 30
Section 6.06      Notices.................................................. 30
Section 6.07      Headings................................................. 31
Section 6.08      General Interpretive Principles.......................... 31
Section 6.09      Successors and Assigns................................... 31
Section 6.10      Consent to Jurisdiction. ................................ 32
Section 6.11      Payment.................................................. 32
Section 6.12      Recorded Amount.......................................... 32
Section 6.13      No waiver of Preferred Status............................ 33

          Deed of Covenants, dated _________ __, 1995 (as amended or supplemented from time to time, the "Deed"), from CalPetro Tankers (Bahamas I) Limited, a company incorporated with limited liability in the Bahamas whose registered office is at Mareva House, 4 George Street, Nassau, Bahamas (hereinafter called "the Shipowner") to California Petroleum Transport Corporation (the "Mortgagee").

          WHEREAS, the Shipowner is the absolute and unencumbered owner of the whole of the motor tanker "Condoleezza Rice" (the "Vessel") duly registered in the name of the Shipowner under the laws and flag of The Commonwealth of the Bahamas on ___________ __, 199_, built in 199_, having the following approximate dimensions and tonnages: length ___ meters, breadth ____ meters, depth __ meters, gross tonnage _______, net tonnage ________, and more particularly described in the Certificate of Registration with Official Number _____ and with International Code Signal ______ and home port of Nassau, Bahamas;

          WHEREAS, contemporaneously with the execution of this Deed there has been executed and registered by the Shipowner in favor of the Mortgagee a First Priority Statutory Bahamian Mortgage (to secure an account current) (the "Statutory Mortgage") constituting a first priority statutory mortgage of the whole of the Vessel and the Shipowner has agreed to execute this Deed collateral thereto and to the security thereby created;

          WHEREAS, in order to secure the prompt and due payment to the Mortgagee of the Indebtedness (as defined herein) and any and all other sums which may be or become due to the Mortgagee under or pursuant to the Loan Agreements, this Deed, the Statutory Mortgage and any other Security Document and also to secure the exact performance and observance and compliance with all and any of the covenants and agreements and terms and conditions contained in the Loan Agreements, this Deed, the Statutory Mortgage and in the other Security Documents, the Shipowner has duly authorized the execution and delivery of this Deed and the Statutory Mortgage in favor of the Mortgagee under and pursuant to the laws of the Commonwealth of the Bahamas.

          NOW, THEREFORE, in consideration of the premises and of the covenants herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          Section 1.01  Definitions.
                        -----------

          Capitalized terms used in this Deed and the Statutory Mortgage and not otherwise defined herein shall have the meanings assigned to such terms in either Schedule 1 to this Deed or the Loan Agreements, and the definitions of such terms shall be equally applicable to both the singular and the plural forms of such terms.

                                  ARTICLE II

                                   MORTGAGE

          Section 2.01  Grant of Mortgage.
                        -----------------

          In consideration of the premises and of other good and valuable consideration, the adequacy and receipt whereof are hereby acknowledged, and in order to secure the payment of the Indebtedness and the repayment of any costs of foreclosure or of retaking the Vessel, and the payment of all such other amounts as may hereafter become secured by this Deed and Statutory Mortgage in accordance with the terms hereof and thereof, and to secure the performance and observance of and compliance with the covenants, terms and conditions contained in this Deed, the Statutory Mortgage, the Loan Agreements, and the other Security Documents to which the Shipowner is a party, the Shipowner has granted, conveyed, pledged and mortgaged and does by these presents grant, convey, pledge and mortgage to and in favor of the Mortgagee, its successors and assigns the whole of the Vessel, together with all of the boilers, engines, machinery, masts, spars, rigging, boats, cables, anchors, chains, tackle, apparel, furniture, fittings, freights and equipment thereunto appertaining or belonging, whether now owned or hereafter acquired, whether on board or not, and all additions, improvements and replacements hereafter made in or to the Vessel (the term "Vessel", as used herein, shall include the Vessel together with all of the foregoing and the Vessel's freights) To Have And To Hold the same unto the Mortgagee, its successors and assigns, forever upon the terms set forth in this Deed and the Statutory Mortgage for the enforcement of the payment of the Indebtedness, the payment of any costs of foreclosure or retaking of the Vessel and all such other amounts as may hereafter become secured by this Deed and the Statutory Mortgage in accordance with the terms hereof and thereof and to secure the performance and observance of and compliance with the covenants, terms and conditions contained in this Deed, the Statutory Mortgage and the Security Documents, it being agreed that if any amount payable by the Shipowner under either Loan Agreement is not paid on its due date (whether formally demanded or not) the whole or the balance of the Indebtedness and all other amounts payable under the Security Documents shall forthwith on demand become payable; provided, however, and the conditions of these presents are such that, if the Shipowner shall pay or cause to be paid to the Mortgagee all of the Indebtedness as set forth in the Security Documents, and if the Shipowner shall pay all such other amounts as may hereafter become secured by this Mortgage and all expenses which the Mortgagee shall have paid or incurred to protect the security granted hereunder, and if the Shipowner shall perform, observe and comply with all and singular of the covenants, terms and conditions in this Deed, the Statutory Mortgage, the Loan Agreements and the other Security Documents contained, expressed or implied, to be performed, observed or complied with by and on the part of the Shipowner or its successors or assigns, all without delay or fraud and according to the true intent and meaning hereof and therefor, then these presents and the rights of the Mortgagee under this Mortgage and the other Security Documents shall cease and, in such event, the Mortgagee agrees by accepting this Deed and the Statutory Mortgage to execute, at the expense of the Shipowner, all such documents as the Shipowner may reasonably require to discharge this Deed and the Statutory Mortgage under the laws of the Commonwealth of the

Bahamas; otherwise this Deed and the Statutory Mortgage shall remain in full force and effect; provided further, however, the conditions of these presents are such that, if the Shipowner shall satisfy or cause to be satisfied and pay or cause to be paid to the Mortgagee all of the Serial Obligations, then these presents and the rights of the Mortgagee under this Deed and the Statutory Mortgage and the other Security Documents with respect to the Serial Loan Agreement shall cease and, in such event, this Deed and the Statutory Mortgage shall secure all of the Indebtedness other than the Serial Obligations.

          Section 2.02  Indebtedness.
                        ------------

          (a) The Shipowner acknowledges that pursuant to the Loan Agreements it is jointly and severally liable with the Other Owners to the Mortgagee in the original principal amount of Two Hundred Eighty-Five Million Four Hundred Thousand United States Dollars (US$285,400,000). The Shipowner shall repay the Obligations in accordance with terms and conditions of the Loan Agreements with the last installment due and payable on _________, 2015. The Shipowner further agrees to pay all other sums comprising the Indebtedness in accordance with the terms, conditions and provisions in the Loan Agreements and in this Deed and the Statutory Mortgage and to perform, observe and comply with the covenants, terms and obligations and conditions on its part to be performed, observed and complied with contained or implied herein and in the Loan Agreements and in the other Security Documents.

          (b) The Shipowner shall also pay to the Mortgagee upon the Mortgagee's first written demand all stamp duties, registration and/or recording fees, charges for certificates, valuation fees, costs and expenses (including, the fees and expenses of its attorneys) of any nature whatsoever incurred by the Mortgagee in connection with the preparation, completion, execution and registration of this Deed and the Statutory Mortgage and all other claims, expenses, costs, payments, disbursements, losses, damages or liabilities which may be incurred by the Mortgagee by reason of the covenants and conditions contained herein, in the Loan Agreements or in the other Security Documents, together with interest thereon as herein or therein provided, and confirms that such obligations are secured by this Deed and the Statutory Mortgage.


                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

          Section 3.01  Representations and Warranties of the Shipowner.
                        -----------------------------------------------

          The Shipowner hereby represents and warrants to the Mortgagee as follows:

          (a) The Shipowner (i) is a company duly formed, validly existing and in good standing under the laws of The Bahamas and (ii) is duly authorized, to the extent necessary, to do business in each jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary. The Shipowner has not engaged in any business or activity other than as set forth in Section 5.04 of the Loan Agreements. The Shipowner has all requisite corporate power and authority to own and operate the property it purports to own and to carry on its business as now being conducted and as proposed to be conducted in respect of the Vessel.

          (b) The Shipowner has all necessary corporate power and authority to execute, deliver and perform under this Deed and the Statutory Mortgage, the Loan Agreements and each other Security Document to which it is a party.

          (c) All action on the part of the Shipowner that is required for the authorization, execution, delivery and performance of this Deed and the Statutory Mortgage, the Loan Agreements and each other Security Document to which it is a party, in each case has been duly and effectively taken; and the execution, delivery and performance of this Deed, the Statutory Mortgage, the Loan Agreements and each such other Security Document do not require the approval or consent of any Person except for such consents and approvals as have been obtained on or prior to the date hereof.

          (d) This Deed, the Statutory Mortgage, the Loan Agreements and each other Security Document to which the Shipowner is a party have been duly executed and delivered by the Shipowner. Each of this Deed, the Statutory Mortgage, the Loan Agreements and each other Security Document to which the Shipowner is a party constitute a legal, valid and binding obligation of the Shipowner, enforceable against it in accordance with the terms thereof, except as such enforceability (i) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights and remedies generally and (ii) is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

          (e) Neither the execution, delivery and performance of this Deed, the Statutory Mortgage, the Loan Agreements or any other Security Document to which the Shipowner is a party nor the consummation of any of the transactions contemplated hereby or thereby nor performance of or compliance with the terms and conditions hereof or thereof (i) contravenes any Requirement of Law applicable to the Shipowner or to the Vessel, (ii) constitutes a default under any Security Document or (iii) results in the creation or imposition of any Liens on the Vessel (other than Permitted Liens) or results in the acceleration of any obligation.

          (f) The Shipowner is in compliance with and not in default under any and all Requirements of Law applicable to the Shipowner and all terms and provisions of this Deed, the Statutory Mortgage, the Loan Agreements and all Security Documents.

          (g) All Governmental Approvals which are required to be obtained in the name of the Shipowner in connection with the operation and maintenance of the Vessel and the execution, delivery and performance by the Shipowner of this Deed and the Statutory Mortgage have been obtained and are in effect as of the date hereof.

          (h) There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending against the Shipowner or the Vessel or, to the best of the Shipowner's knowledge, threatened against the Shipowner or the Vessel or pending or threatened against any property or other assets or rights of the Shipowner with respect to the Vessel, this Deed, the Statutory Mortgage or any other Security Document.

          (i) The Shipowner is the sole and lawful owner of the whole of the Vessel, free from all liens, security interests, mortgages, charges or encumbrances (other than this Deed, the Statutory Mortgage, the Collateral Trust Agreement, the Indentures and Permitted Liens). The Shipowner shall defend for the benefit of the Mortgagee the title and possession of the mortgaged property and every part thereof against the claims and demands of all Persons.

          (j) The Shipowner is, by this Deed and the Statutory Mortgage and the recordation thereof, constituting in favor of the Mortgagee, among other things, all the rights of a First Priority Statutory Mortgage of the Vessel to secure the due and punctual payment of all amounts due and to become due to the Mortgagee pursuant to the terms and conditions of this Deed, the Statutory Mortgage, the Loan Agreements, the other Security Documents and the documents contemplated hereby and thereby and the payment of all commissions and fees, costs, charges, expenses, expenditures and interest owing to the Mortgagee hereunder and thereunder, and the performance and observance of and compliance with all the covenants, terms, conditions and provisions of this Deed, the Statutory Mortgage, the Loan Agreements, the other Security Documents and the documents contemplated hereby and thereby.

          (k) No tax deficiencies and no past due obligations exist that materially affect the operations of the Shipowner, except those contested in good faith by appropriate proceedings for which adequate reserves with respect to such claims so contested have been set aside on the books of the Shipowner.

          (l) The Shipowner is not liable for any material amount of sales, use or other similar tax in connection with the transactions described in this Deed, the Statutory Mortgage, the Loan Agreements and the other Security Documents.

                                  ARTICLE IV

                                   COVENANTS

          So long as any of the Indebtedness is outstanding or any of its obligations hereunder or under either Loan Agreement remain outstanding, the Shipowner covenants and agrees, subject to Section 6.01, with the Mortgagee as follows:

          Section 4.01  Payment of Indebtedness.
                        -----------------------

          The Shipowner shall repay to the Mortgagee the Indebtedness and at all times shall keep, perform and observe the covenants, conditions and agreements in this Deed, the Statutory Mortgage and the other Security Documents contained, expressed or implied on its part to be kept performed and observed for so long as any part of the Indebtedness remains outstanding.

          Section 4.02  Corporate Existence.
                        -------------------

          The Shipowner is and shall remain a corporation qualified under the laws of the Bahamas.

          Section 4.03  Insurance.
                        ---------

          (a) The Shipowner, at its expense (including payment of all premiums, costs and club calls, if any) shall effect or cause to be effected the following insurances and keep the following in full force and effect:

          (i) hull and machinery insurance equal to the greater of (i) the Vessel's full commercial value and (ii) one hundred and fifteen percent (115%) of the aggregate outstanding principal balance of the Term Loan and the Serial Loan. Such Hull and Machinery insurance shall include the "Institute Pollution Hazard Clause" and the "Institute Liner Negligence and Additional Perils Clause". If the Vessel is laid up in port for an extended period, then, with the prior written consent of the Mortgagee, the Shipowner may obtain in lieu of the hull and machinery insurance referred to in this Section 4.03(a)(i) port risk insurance equal to the greater of
     (A) the Vessel's full commercial value or (B) one hundred and fifteen per cent (115%) of the aggregate outstanding principal balance of the Term Loan and Serial Loan. Such Port Risk insurance shall be effected on Institute of London Underwriters "Institute Port Risk Clauses" or American Institute "Port Risk Endorsement";

          (ii) war risk hull and machinery insurance (including risks of mines) equal to the greater of (A) the Vessel's full commercial value or
     (B) one hundred and fifteen percent (115%) of the aggregate outstanding principal balance of the Term Loan and Serial Loan. Such war risk insurance shall be effected with a War Risks Association approved by the Mortgagee or on the full Institute of London Underwriters "Institute War and Strikes Clauses" or American Institute "Hull War Risks and Strikes Clauses";

          (iii) mortgagee additional perils (oil pollution) insurance in an amount equal to the aggregate outstanding principal amount of the Term Loan related to the Vessel;

          (iv) confiscation and requisition insurance to the extent and in the circumstances that a prudent shipowner would obtain and maintain such insurances;

          (v) protection and indemnity insurance in the name of the Shipowner, which shall include freight, demurrage and defense coverage in an unlimited amount and coverage in respect of pollution risks for a minimum of five hundred million dollars ($500,000,000) plus an additional two hundred million dollars ($200,000,000) or such other amount as may be then customary for prudent shipowners to maintain, including coverage against liabilities to persons who have suffered any loss, damage or injury whatsoever in connection with anything done or not done by the Vessel, any charterer or the Shipowner in connection with the Vessel or the employment or use thereof (including in connection with any oil or other substance emanating from the Vessel or any other vessel with which the Vessel may be involved in collision) and against liability under the United States Oil Pollution Act of 1990 ("OPA") or any re-enactment or modification thereof under the law of any country into whose jurisdiction the Vessel is permitted to come under the terms of the related charter;

          (vi) such additional insurance as the Shipowner may deem necessary; provided, however, that all such additional insurance, including without limitation "disbursements," "increased value" or other "total loss only" insurance shall not be in amounts in excess of those permitted by the hull and machinery or war risk polices. Such hull and machinery insurance shall be effected on Institute of London Underwriters "Institute Time Clause - (Hulls)" or American Institute "Time (Hulls) Clauses" including four-fourths (4/4ths) Running Down Clause, except that three-fourths (3/4ths) Running Down Clause is allowed provided the remaining one-fourth (1/4th) Running Down Clause is fully covered by protection and indemnity insurance;

          (vii) risks which are likely to arise due to the particular usage and trading of the Vessel including all risks customarily and usually covered by prudent shipowners; and

          (viii) risks for which the Bahamas may from time to time require insurance or for which the Mortgagee may from time to time (after receiving advice from its insurance advisers that a prudent shipowner would obtain and maintain a type and amount of insurance for such risks) require insurance.

     Provided, however, that if the Vessel is subject to the Charter or an Acceptable Replacement Charter, the insurance requirements of the related Charter or an Acceptable Replacement Charter will supersede the above insurance requirements.

     (b) All insurance taken out or effected in connection with the Vessel pursuant to the provisions of Section 4.03(a) hereof shall be in a form and upon terms acceptable to the Mortgagee and shall, without limitation, be subject to the following:

          (i) all such insurance shall be taken out in the name of the Shipowner with the Mortgagee's interest noted on the policies and cover notes;

          (ii) all such insurance shall be placed in the English or American markets through first-class brokers and with first-class underwriters, insurance companies, protection and indemnity associations or protection and indemnity clubs. All insurance policies or entries shall provide that they are payable in Dollars. All insurance policies shall be valued policies and none shall provide for a deductible amount in excess of One Hundred Thousand United States Dollars (US$100,000) or such other amount as prudent shipowners of vessels similar to the Vessel shall maintain. No insurance shall exclude liability for negligence of the master, officers, crew or pilots. Each policy or entry shall contain or be accompanied by a waiver, as against the Mortgagee, of any and all premiums and calls for which the Mortgagee might otherwise be or become liable as a loss payee or otherwise.

          (iii) Each policy shall provide that it may not lapse, be terminated, cancelled or materially modified without fourteen (14) days' prior telex or telegraphic notice to the Mortgagee and any assignee, except only such notice as war risk underwriters shall be required to give pursuant to the automatic termination clause of current war risk policies.

          (iv) Each policy shall include a provision agreeing that no breach of warranty or condition or want of due diligence on the part of the Shipowner or any agent of the Shipowner shall defeat recovery of any claim by the Collateral Trustee, as assignee of the Mortgagee, unless such provision shall conflict with the available reinsurance arrangements of the Issuers of such policy.

     (c) Each insurance policy taken out pursuant to Sections 4.03(a)(i) through (iii) and Section 4.03(a)(v) through (vii) shall contain the following notice of assignment and loss payable clause:

                    Notice of Assignment/Loss Payable Clause


                 California Petroleum Transport Corporation, as mortgagee (the "Mortgagee"), and CalPetro Tankers (Bahamas I) Limited (the "Shipowner"), owner of the m.t. Condoleezza Rice (the "Vessel"), hereby give notice that by an assignment contained in an Assignment of Earnings and Insurances, dated as of _________ __, 1995, between the Shipowner and the Mortgagee, the Shipowner assigned to the Mortgagee as mortgagee of the Vessel, inter alia, all of its right, title and interest under, to and in all policies and contracts of insurance of whatsoever nature and all entries with protection and indemnity clubs or societies now or hereafter taken out in respect of the Vessel, its rights, disbursements, profits or otherwise.

                 All claims payable shall be subject to the following conditions:

                 (i) Any claim payable in respect of an actual or constructive or arranged or agreed or compromised total loss, or loss in the event of the confiscation, compulsory acquisition or requisition of the Vessel, for title or use, by any government of any country or any department, agency or representative thereof, pursuant to any present or future law, proclamation, order, decree or otherwise, shall be payable to the Mortgagee as mortgagee of the Vessel, provided always that the written consent of the Mortgagee shall be obtained prior to the arranged or agreed or compromised total loss being agreed with the underwriters (insurers);

                 (ii) All other claims shall be released to the repairer or salvor for the repair, salvage or other charges involved or to the Shipowner as reimbursement if it has fully repaired the damages and paid all of the salvage and other charges;

          Notwithstanding the foregoing, if there exists an Event of Default under the First Priority Statutory Mortgage and Deed of Covenants collateral thereto, dated _________ __, 1995, on the Vessel given by the Shipowner in favor of the Mortgagee and the brokers and/or underwriters (insurers) have been so notified by the Mortgagee, all claims shall be payable to the Mortgagee as mortgagee of the Vessel.

                 The underwriters (insurers) agree that the Mortgagee shall be advised immediately of the variation or termination of this policy (entry), and in the event of any failure by the Shipowner to pay premiums (dues or Club calls) as and when due the Mortgagee shall be given at least fourteen (14) days' prior telegraphic or telex notice of the cancellation or material alteration of this policy (entry).

                 The Mortgagee shall have no obligations whatsoever to pay any premiums or costs (dues or Club calls), but shall have the right to do so in the event of non-payment by the Shipowner. The underwriters (insurers) shall promptly advise the Mortgagee of any act of omission of which the Underwriters (insurers) are aware that might void this policy (entry) or make the same invalid or unenforceable in whole or in part.

     (d) Each entry or insurance policy taken out pursuant to Section 4.01(a)(iv) shall bear the following Endorsement:

                                  Endorsement

                 California Petroleum Transport Corporation, as mortgagee

          (the "Mortgagee") and CalPetro Tankers (Bahamas I) Limited (the "Shipowner"), owner of the m.t. Condoleezza Rice (the "Vessel"), hereby give notice that by an assignment contained in an Assignment of Earnings and Insurances, dated as of _________ __, 1995, between the Shipowner and the Mortgagee, the Shipowner assigned to the Mortgagee as mortgagee of the Vessel all of its right, title and interest under, to and in all policies and contracts of insurance of whatsoever nature and all entries with protection and indemnity clubs or societies now or hereafter taken out in respect of the Vessel, its rights, disbursements, profits or otherwise.

                 It is hereby noted that all claims shall be paid to the Shipowner unless and until the Mortgagee shall have given notice in writing that the Shipowner is in default under the First Priority Statutory Mortgage and Deed of Covenants collateral thereto, dated as of _________ __, 1995, on the Vessel given by the Shipowner in favor of the Mortgagee in which event such claims shall be payable to the Mortgagee as mortgagee of the Vessel. Any modification of the terms of this insurance or cancellation or termination by reason of nonpayment of premiums, dues, assessments, contributions or other amounts which may become due shall not become effective against the interests of the Mortgagee, its successors or assigns until fourteen (14) days' prior telegraphic or telex notice is given to the Mortgagee, its successors or assigns of such modification, cancellation or termination.

     (e) Certified copies of all binders and cover notes or other satisfactory written evidence showing that the required insurance of each type has been placed, maintained or renewed and that the premiums thereon have been paid shall be submitted to the Mortgagee on or before the date of this Deed and the Statutory Mortgage and subsequently pro forma policies shall be submitted for approval at least seven (7) days before liability under any current or renewed insurance expires. No change shall be made in any insurance without the prior written approval of the Mortgagee. Certified copies of all policies, certificates of entry, contracts of insurance, cover notes and renewals thereof shall be delivered to and held by the Mortgagee, and the Shipowner shall furnish the Mortgagee with the original of the polices, when and if requested by the Mortgagee. On the Closing Date, on each date the Insurances are renewed as required by the terms hereof and each time there is a significant change in the insurance coverage carried on the Vessel, the Shipowner shall arrange for a detailed report signed by independent marine insurance brokers acceptable to the Mortgagee, describing the insurance coverage then carried and maintained on the Vessel (including the types of risk covered by such polices, the amount insured thereunder and the expiration date thereof) and stating that in the opinion of said insurance brokers such insurance is adequate and reasonable for the protection of the Mortgagee and that the Shipowner is in compliance with the insurance terms hereof.

     (f) The Mortgagee is hereby authorized, but not required, in its own name and/or the Shipowner's name to demand, collect, give receipt for and prosecute all necessary actions in the courts to recover any and all insurance monies which may become due and payable to the Shipowner under any insurance required or permitted hereunder.

     (g) If the Shipowner shall at any time fail to pay or to cause to be paid when due any insurance premiums, club calls or other costs related to obtaining or maintaining the insurance required hereunder, or to obtain any required insurance or to deliver to the Mortgagee all policies, certificates of entry, contracts of insurance, binders and cover notes and all renewals thereof as required by the provisions of this Deed and the Statutory Mortgage, the Mortgagee may, but shall not be required to, procure such insurances and/or pay unpaid premiums and other costs, and the cost and expense thereof, with interest at the Default Rate, shall be an indebtedness due from the Shipowner to the Mortgagee secured by this Deed and the Statutory Mortgage and shall be paid by the Shipowner promptly on demand.

     (h) The Shipowner shall cause each of its insurance brokers to deliver to the Mortgagee its undertaking substantially in the form of the letter attached hereto as Exhibit A and made a part hereof.

     (i) The Shipowner shall not do any act or cause or permit any act to be done whereby any insurance shall be or may be suspended, impaired or defeated.

     (j) The Shipowner agrees to do all such things whatsoever and prepare, execute and deliver all such documents whatsoever to enable the Mortgagee to collect and recover any monies which may become due in respect of the policies of insurance and entries and for that purpose (but without limitation) to permit the Mortgagee if necessary to sue in the name of the Shipowner.

     (k) The Shipowner agrees not to employ the Vessel or suffer the Vessel to be employed otherwise than in conformity with the terms of the instruments of insurance aforesaid (including any warranties express or implied therein) without first obtaining the consent to such employment of the insurers and complying with such requirements as to extra premium or otherwise as the insurers may prescribe.

     (l)  The proceeds of any Insurances or entries shall be applied as follows:

     (i)  Until the occurrence of an Event of Default:

          (A) Any claim under any Insurances (other than in respect of a Total Loss) or whether or not such claim is under the terms of the relevant loss payable clause payable directly to the Shipowner, shall be applied by the Shipowner in making good the loss or damage in respect of which it has been paid to the Shipowner in reimbursement of money expended by it for such purpose; and

          (B) Any claim in respect of protection and indemnity insurance shall be paid directly to the person, firm or company to which the liability covered by such insurance was incurred or the Shipowner in reimbursement of moneys expended by it in satisfaction of such liability;

     provided always that for as long as the Charter in respect of the Vessel remains in force, all payments other than in respect of a Total Loss (which shall be made to the Mortgagee) shall be made to the Charterer.

     (ii) Upon the occurrence of an Event of Default, subject as provided above, any claim under any such insurance and entry shall be paid to the Mortgagee, as assignee of the related Shipowner, and shall be applied by the Mortgagee pursuant to the terms of the Charter unless the Charterer is in default thereunder in which event the Mortgagee shall apply such proceeds against payment of the Obligations.

     (iii) Any claim under such insurance and entry in respect of a Total Loss shall be paid to the Mortgagee, as assignee of the related Shipowner, and shall be applied by the Mortgagee, after payment of the costs of collecting such claim, as follows:

                 First: To the payment of all reasonable expenses and charges, including the expenses of any taking, attorney's fees, court costs and any other expenses or advances made or incurred by the Mortgagee, the Indenture Trustees and the Collateral Trustee in the protection of its right or the pursuance of its remedies under this Deed and the Statutory Mortgage, the Loan Agreements or the other Security Documents;

                 Second: To the payment of all amounts due to the Mortgagee in respect of taxes, indemnities, fees, expenses, premiums, purchase of liens or otherwise under the provisions of this Deed and the Statutory Mortgage;

                 Third: To the payment of interest on the Term Loan and Serial Loan, pro rata, in accordance with their respective outstanding balances, to but not including the Loss Date;

                 Fourth: To the payment to the Mortgagee in respect of principal of the Term Loan and Serial Loan, pro rata, in accordance with their respective outstanding balances; and

                 Fifth: To the payment of any surplus thereafter remaining to the Shipowner or whomsoever may be lawfully entitled thereto.

           Section 4.04 Defense of Title.
                        ----------------

           The Shipowner lawfully owns and is lawfully possessed of the Vessel free from any Lien whatsoever except this Deed, the Statutory Mortgage and Permitted Liens and shall warrant and defend the title and possession thereto and to every part thereof for the benefit of the Mortgagee against the claims and demands of all persons whomsoever.

          Section 4.05 Discharge of Liens.
                       ------------------

          The Shipowner shall pay and discharge or cause to be paid and discharged when due and payable unless contested in good faith from time to time all debts, damages and liabilities whatsoever which may have given or may give rise to maritime or possessory liens on or claims enforceable against the Vessel and all taxes, assessments, governmental charges, fines and penalties legally imposed on the Vessel or any income or proceeds therefrom or on the Shipowner, the Earnings and in event of arrest of the Vessel pursuant to legal process or in event of her detention in exercise or purported exercise of any such lien as aforesaid to procure the release of the Vessel from such arrest or detention as soon as possible upon receiving notice thereof but in any event within fifteen
(15) days of receiving such notice by providing bail or otherwise as the circumstances may require.

          Section 4.06.  Liens.
                         -----

          (a) Neither the Shipowner nor its agent nor the master of the Vessel nor any charterer of the Vessel has or shall have any right, power or authority to create, incur or permit to be placed or imposed upon the property or any part thereof subject or intended to be subject to this Deed and Statutory Mortgage, any liens whatsoever without the prior written consent of the Mortgagee, other than for Permitted Liens, and liens created under the Collateral Trust Agreement and the Indentures. A properly certified copy of this Deed and the Statutory Mortgage shall be carried with the ship's papers on board the Vessel, shall be exhibited to any person having business with the Vessel which might give rise to any lien other than Permitted Liens and shall be exhibited to any representative of the Mortgagee on demand.

          (b) The Shipowner shall keep the Vessel free and clear of all liens, security interests, charges or encumbrances (except for the Charter, the Collateral Trust Agreements and the Indentures and Permitted Liens).

          Section 4.07  Use of Vessel.
                        -------------

          (a) The Shipowner shall not cause or permit the Vessel to be operated in such a way as to jeopardize the safety of the Vessel, its Insurances or in any manner contrary to law, shall not engage in any unlawful trade or violate any applicable law, rule or regulation of the Bahamas or any other jurisdiction in which the Vessel may operate from time to time or which may otherwise be applicable to the Vessel or the Shipowner or carry any cargo that shall expose the Vessel to penalty, confiscation, forfeiture, capture or condemnation, shall not do or suffer or permit to be done anything which can or may injuriously affect the registration or enrolment of the Vessel under the laws and regulations of Bahamas and shall at all times keep the Vessel duly documented thereunder.

          (b) The Shipowner shall not employ the Vessel or suffer her employment in any trade or business which is forbidden by international law or is otherwise illicit or in carrying illicit or prohibited goods or otherwise use the Vessel in any manner whatsoever which renders her liable to condemnation or to destruction, seizure or confiscation and in event of hostilities in any part of the world (whether war is declared or not) not allow the Vessel to enter any zone which is declared a war zone unless the Mortgagee shall have first given its consent thereto in writing and there shall have been effected by the Shipowner and at its expense such special insurance cover as the Mortgagee may require.

          (c) The Shipowner shall not, during hostilities (whether or not a state of war shall have been formally declared) between any two or more nations or in which the United Nations Organization may be involved, or during any civil war, employ or permit the Vessel to be employed in any manner in carrying any goods that shall or may be declared to be contraband of war or that shall or may render her liable to confiscation, seizure, detention or destruction unless prior to such employment special war risks policies effected with such underwriters as the Mortgagee may approve and in all respects to the satisfaction of the Mortgagee shall have been effected, assigned and delivered to the Mortgagee.

          (d) Upon request, the Shipowner shall give to the Mortgagee all information regarding the Vessel, her position and engagements in the possession of or available to the Shipowner.

          (e) The Shipowner shall comply with and satisfy all of the material provisions of any applicable law, regulation, proclamation or order concerning financial responsibility for liabilities imposed on the Shipowner or the Vessel with respect to pollution by any state or nation or political subdivision thereof, including, if applicable, the United States Federal Water Pollution Control Act, OPA and the United States Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as any of the foregoing may at any time be amended, and shall maintain all certificates or other evidence of financial responsibility as may be required by any such law, regulation, proclamation or order with respect to the trade in which the Vessel is from time to time engaged and the cargo carried by it and shall upon request, furnish the Mortgagee with evidence that the Shipowner has acted in compliance with OPA and CERCLA.

          Section 4.08  Notifications.
                        -------------

          The Shipowner shall immediately notify the Mortgagee of:

          (a) any marine disaster involving the Vessel that has occurred, or any serious damage suffered by the Vessel (such notice by the Shipowner to be given within twenty-four (24) hours after the event shall have come to its knowledge and shall furnish the Mortgagee with full information regarding any loss of life, other accidents or damage to the Vessel), and in such event the Mortgagee shall have the right to have an independent survey of the damage to the Vessel at the Shipowner's expense provided that the same shall not cause any undue delay in respect of the operation of the Vessel, and if such survey be requested, the Shipowner shall lend all needed assistance.

          (b) any occurrence in consequence whereof the Vessel has become or is likely to become a Total Loss;

          (c) any requirement or recommendation made by any insurer or classification society or by any competent authority that is not complied with immediately; and

          (d) any complaint or libel filed against the Vessel, or any levy against the Vessel, or the fact that the Vessel has been taken into custody or detained by any proceedings in any court or tribunal or by any government of any country or other authority, any arrest of the Vessel or the exercise or purported exercise of any lien on the Vessel.

          Section 4.09  Payment of Crew's Wages and Allotments.
                        --------------------------------------

          The Shipowner shall promptly pay all tolls, dues and other outgoings whatsoever in respect of the Vessel and, as and when the Mortgagee may so require, furnish satisfactory evidence that the wages and allotment and insurance and pension contributions of the Master and crew are being regularly paid and that all deductions from crew's wages in respect of any tax liability are being properly accounted for.

          Section 4.10  Charter of Vessel.
                        -----------------

          The Shipowner shall not, without the prior written consent of the Mortgagee, charter the Vessel by demise charter or by period, time or voyage charter for any period other than to the Charterer under the Charter or any other charterer under an Acceptable Replacement Charter. The Shipowner shall not modify, amend or supplement the terms of the Charter without the prior written consent of the Mortgagee.

          Section 4.11  Maintenance of Vessel.
                        ---------------------

          The Shipowner shall at all times and without cost or expense to the Mortgagee or the Collateral Trustee maintain and preserve, or cause to be maintained and preserved, the Vessel, her equipment and machinery in good running order and repair so that the Vessel shall be, in so far as due diligence can make her so, tight, staunch, strong and well and sufficiently tackled, apparelled, furnished, equipped and in every respect seaworthy and in good operating condition as will entitle her to the highest classification of Det norske Veritas or such other classification society of like standing agreeable to the Mortgagee and the Trustee. The Vessel shall, and the Shipowner covenants that it shall, at all times comply strictly with all applicable laws, treaties and conventions of Bahamas and rules and regulations issued thereunder and shall have on board as and when required by such rules and regulations valid certificates showing compliance therewith. The Shipowner shall not make or permit to be made any substantial change in the structure, type or speed of the Vessel or change in any of her rigs without first obtaining the written approval of the Mortgagee. The Shipowner shall cause all repairs to and/or replacements of any damaged worn or lost parts or equipment of the Vessel be effected in such manner both as regards workmanship and quality of materials so as not to diminish the value or class of the Vessel. The Shipowner shall submit the Vessel to such periodical or other surveys as may be required for classification purposes and shall if so required by the Mortgagee supply to the Mortgagee on request copies of all surveys or reports issued in respect thereof.

          Section 4.12  Statement of Classification Society.
                        -----------------------------------

          The Shipowner shall furnish to the Mortgagee and the Collateral Trustee annually from the date hereof a certificate by Det norske Veritas (the "Classification Society") or such other classification society acceptable to the Mortgagee and the Collateral Trustee that such classification is maintained in the highest category for ships of the same type as the Vessel free of recommendations and notations which have not been complied with in accordance with their terms and to furnish the Mortgagee from time to time and at any time upon demand with all such information and copies of all such documents as the Mortgagee may require concerning the classification of the Vessel.

          Section 4.13  Surveys of Vessel.
                        -----------------

          The Shipowner shall submit the Vessel or cause the Vessel to be submitted regularly to such periodical or other surveys as may be required for classification purposes and if so required supply and cause to be supplied to the Mortgagee copies of all survey reports issued in respect thereof.

          Section 4.14  Access to Vessel.
                        ----------------

          The Shipowner shall use all reasonable endeavors to afford the Mortgagee and such Persons as the Mortgagee shall from time to time appoint for that purpose full and complete access to the Vessel at any time, on reasonable notice and in a manner which shall not interfere with the Vessel's trading requirements to view the state and condition thereof and her cargo and papers and to ascertain whether the Vessel is being properly repaired and maintained, and if default shall be made in keeping her in such good state of repair and in such working order and condition as herein mentioned (without prejudice however to any of the Mortgagee's rights under this Deed and the Statutory Mortgage) the Mortgagee may (but shall not be obligated to) effect such repairs as shall in its opinion be necessary, and the Shipowner shall on demand repay to the Mortgagee every sum of money expended for the above purpose with interest at the Default Rate.

          Section 4.15  Books and Records.
                        -----------------

          The Shipowner shall keep proper books of account in respect of the Vessel and as and when required by the Mortgagee make such books available for inspection for the Mortgagee.

          Section 4.16  Registration of Statutory Mortgage; Recordation of
                        --------------------------------------------------
                        Statutory Mortgage.
                        ------------------

          (a) The Shipowner shall not change the flag or port of documentation of the Vessel or through any action or inaction cause the registration of the Vessel under the laws of the Commonwealth of the Bahamas to be void or voidable or to lapse;

          (b) The Shipowner shall cause this Statutory Mortgage to be recorded or filed in a central office or at the home port of the Vessel and in accordance with the applicable provisions of the law of the Bahamas and will otherwise comply with and satisfy all the requirements and formalities established by the provisions of the law of the Bahamas and any other pertinent legislation of the Bahamas to perfect this Statutory Mortgage as a valid and enforceable first and preferred lien upon the Vessel and maintain this Deed as a first priority assignment of, charge over, and security interest in the Vessel or other property assigned thereunder and shall furnish to the Mortgagee from time to time such evidence to the Mortgagee's satisfaction with respect to the Shipowner's compliance with the provisions of this Section.

          Section 4.17  Notice of Mortgage.
                        ------------------

          (a) The Shipowner shall at all times carry on board the Vessel a duly certified copy of this Deed and a properly certified copy of the Statutory Mortgage and any assignment thereof (which shall form a part of the Vessel's papers) and cause the same to be shown to any person having business with the Vessel which might create or imply any commitment or encumbrance whatsoever on the Vessel and place and maintain in a frame in a conspicuous place in the navigation room and in the cabin of the Master of the Vessel a printed notice such that the printed area covers a space not less than six inches wide by nine inches high in the following form:

                           "NOTICE OF FIRST MORTGAGE"

          "This Vessel is owned by CalPetro Tankers (Bahamas I) Limited and is subject to a First Priority Statutory Mortgage and Deed of Covenants collateral thereto in favor of California Petroleum Transport Corporation, as mortgagee. Under the terms of said Deed, neither the Shipowner nor any charterer nor the master of this Vessel nor any other person has any power, right or authority whatever to create incur or permit to be imposed on this Vessel any lien or encumbrance except for Master's and crew's wages for not more than three (3) months and salvage."

          (b) Notwithstanding the requirement for the Shipowner to maintain the Notice of Mortgage described in Section 4.17(a), so long as the Charter is in effect, the Shipowner shall maintain the Notice of First Mortgage described in Clause 14 of the Charter.

          Section 4.18  Further Assurances.
                        ------------------

          (a) The Shipowner shall pay to the Mortgagee on demand on a full indemnity basis all moneys whatsoever which the Mortgagee shall or may expend, be put to or become liable for in or about the protection maintenance or enforcement of the security created by this Deed, the Statutory Mortgage and the other Security Documents or in or about the exercise by the Mortgagee of any of the powers vested in the Mortgagee hereunder or thereunder including any and all costs, charges, legal fees and expenses of the Mortgagee and shall pay interest thereon at the Default Rate until the date of repayment by the Shipowner both before and after judgment.

          (b) The Shipowner shall do and permit to be done each and every act or thing whatsoever which the Mortgagee may require to be done for the purpose of enforcing the Mortgagee's rights hereunder and to allow the Mortgagee to use the Shipowner's name as may be required for that purpose.

          Section 4.19. Withholding Tax.
                        ---------------

          The Shipowner shall take any lawful action to the extent necessary to prevent or avoid the imposition of any withholding taxes (other than any withholding tax with respect to charterhire to the extent required to be paid or reimbursed by any charterer pursuant to a charter) by any taxing jurisdiction (including The Bahamas) with respect to any payments under the Obligations, including changing its jurisdiction of incorporation or residence; provided however, that it shall not be required to take, or fail to take, any action (i) if in the opinion of counsel such act or failure to act would violate applicable law or (ii) if in the reasonable opinion of the Shipowner the actions necessary to avoid or prevent imposition of such withholding taxes would be unduly burdensome. For purposes of clause (ii) of this paragraph a requirement to change the jurisdiction of the Shipowner's incorporation or residence shall not be treated as unduly burdensome.

          Section 4.20. Expenses.
                        --------

          The Shipowner shall upon demand pay to the Mortgagee (or as it may direct) the amount of all investigation expenses, mortgage taxes, recording charges, filing fees, revenue and documentary stamps and any other charges incurred by the Mortgagee in connection with the preparation, completion or registration of this Deed and the Statutory Mortgage, including without limitation the reasonable expenses and fees of counsel to the Mortgagee. Likewise any and all expenses incurred at any time by the Mortgagee with respect to the mortgaged property or the protection or the enforcement of its rights hereunder or thereunder, including without limitation the expenses and fees of counsel to the Mortgagee, shall be paid by the Shipowner or, if paid by the Mortgagee, shall be paid by the Shipowner promptly upon demand together with interest thereon from the date of demand until such repayment at the Default Rate in effect from time to time. The payment of all expenses and other amounts under this Section 4.20 shall be secured by this Deed and the Statutory Mortgage and no amounts payable by the Shipowner to the Mortgagee under this Section 4.20 shall in any circumstances be repayable to the Shipowner.

          Section 4.21. Indebtedness.
                        ------------

          The Shipowner will not directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to, or become responsible for the payment of any indebtedness, except for the obligations under the Shipowner's Loan Agreements.

          Section 4.22. Business of Shipowner.
                        ---------------------

          The Shipowner will not engage in any business other than the ownership and operation of its Vessel as described herein and in accordance with the Shipowner's charter and by-laws.

          Section 4.23. No Bankruptcy Petition.
                        ----------------------

          The Shipowner will not (i) commence any case, proceeding or other action under any existing or future bankruptcy, insolvency or similar law seeking to have an order for relief entered with respect to it, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to its debt, (ii) seek appointment of a receiver, trustee, custodian or other similar official for it or any part of its assets, (iii) make a general assignment for the benefit of creditors or (iv) take any action in furtherance of, or consenting or acquiescing in, any of the foregoing.

          Section 4.24. Consolidation, Merger and Sale of Assets.
                        ----------------------------------------

          The Shipowner shall not consolidate with, or merge with or into, any other Person or convey or transfer to any Person all or any part of the Vessel.

          Section 4.25. Loans, Advances and Other Liabilities.
                        -------------------------------------

          The Shipowner will not make any capital contributions, advances or loans to, or investments or purchases of capital stock in, any Person, except for Allowable Investments and Permitted Investments, as defined in the Collateral Trust Agreement.

          Section 4.26. Restricted Payment.
                        ------------------

          The Shipowner will not make any Restricted Payment except as set forth in the Loan Agreements.

          Section 4.27. Reports by the Shipowner.  The Shipowner covenants:
                        ------------------------

          (a) to file with the Mortgagee, within 15 days after the Shipowner is required to file the same with the Commission, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Shipowner may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, or, if the Shipowner is not required to file information, documents, or reports pursuant to either of such Sections of the Exchange Act, then to file with the Mortgagee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents, and reports which may be required pursuant to Section 13 of the Exchange Act, or, in respect of a security listed and registered on a national securities exchange, as may be prescribed from time to time in such rules and regulations;

          (b) to file with the Mortgagee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents, and reports with respect to compliance by the Shipowner with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations;

          (c) to transmit to the Mortgagee in the manner and to the extent required by Section 313(c) of the Trust Indenture Act, within 30 days after the filing thereof with the Mortgagee, such summaries of any information, documents and reports required to be filed by the Shipowner pursuant to subsections (a) and (b) of this Section 4.27 as may be required by rules and regulations prescribed form time to time by the Commission; and

          (d) furnish to the Mortgagee, on or before each August 1, commencing in 1995, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer of the Shipowner as to his or her knowledge of the Shipowner's compliance with all conditions and covenants under this Mortgage. For purposes of this subsection (d), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Mortgage.

                                   ARTICLE V

                          EVENTS OF DEFAULT; REMEDIES

          Section 5.01  Events of Default.
                        -----------------

          The following shall constitute Events of Default hereunder:

          (a) An Event of Default shall occur under either the Serial Loan Agreement, the Term Loan Agreement or any Other Loan Agreement;

          (b) Default in the payment of any sums payable under the Deed and the Statutory Mortgage to the Mortgagee within two (2) Business Days after such amount was due;

          (c) Default by the Shipowner in the due observance or performance of any covenant set forth in Sections 4.02, 4.03, 4.04, 4.06, 4.10, 4.16, 4.24 and 4.26;

          (d) Default in any material respect in the performance, or breach in any material respect, of any covenant of the Shipowner (other than Sections 4.02, 4.03, 4.04, 4.06, 4.10, 4.16, 4.24 and 4.26) or if any representation or warranty of the Shipowner made in the Deed or the Statutory Mortgage or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting the Vessels shall prove to be inaccurate in any material respect as of the time when the same shall have been made, and, if such breach or default or inaccuracy is curable, continuance of such default or breach or inaccuracy for a period of 30 days after the earlier to occur of (a) actual knowledge of such default, breach or inaccuracy by the Shipowner or (b) the date on which there has been given by registered or certified mail to the Shipowner by the Mortgagee a written notice thereof;

          (e) The entry of a decree or order for relief by a court having jurisdiction over the Shipowner and its assets in any involuntary case under any applicable federal or state bankruptcy, insolvency, or other similar law of any relevant jurisdiction now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or other similar official) for the Shipowner or for any substantial part of its property, or ordering the winding up or liquidation of its respective affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

          (f) The commencement by the Shipowner of a voluntary case under any applicable federal or state bankruptcy, insolvency, or other similar law of any relevant jurisdiction now or hereafter in effect in any jurisdiction, or the consent by the Shipowner to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or other similar official) of the Shipowner or any substantial part of its property, or the making by the Shipowner of any general assignment for the benefit of creditors, or the failure by the Shipowner generally to pay its debts as they become due, or the taking of action by the Shipowner in furtherance of any such action;

          (g) The Vessel is deemed a Total Loss and the insurance proceeds thereof have not been received by the Mortgagee within 60 days after the date on which the Vessel was deemed a Total Loss; provided, however, if the Vessel is under charter to the Charterer pursuant to the Charter, such an event shall be an Event of Default under this Deed and the Statutory Mortgage if the Mortgagee has not received the amount payable by the Charterer in the event of a Total Loss pursuant to the Charter within 5 business days of the date on which such amounts are due pursuant to the Charter;

          (h)    The Shipowner shall abandon the Vessel;

          (i) A default (as described in Clause 18 of the Charter) shall have occurred under the Charter; or

          (j) This Deed and the Statutory Mortgage or any material provision hereof or thereof shall be deemed invalidated in whole or in part by any present or future law of the Bahamas or decision of any competent court.

                 Section 5.02  Remedies.
                               --------

                 In the event any one or more Events of Default shall have occurred and be continuing, then, in each and every such case the Mortgagee, shall have the right to:

          (a) declare immediately due and payable all of the Obligations (in which case all of the same shall be immediately due), and bring suit at law, in equity or in admiralty, as it may be advised, to recover judgment for the Obligations and collect the same out of any and all property of the Shipowner whether covered by the Deed, the Statutory Mortgage or otherwise;

          (b) exercise all of the rights and remedies in foreclosure and otherwise given to mortgagees by the provisions of applicable law;

          (c) take and enter into possession of the Vessel, at any time, wherever the same may be, without court decision or other legal process and without being responsible for loss or damage and the Mortgagee may, without being responsible for loss or damage, hold, lay-up, lease, charter, operate or otherwise use such Vessel for such time and upon such terms as it may deem to be for its best advantage, and demand, collect and retain all hire, freights, earnings, issues, revenues, income, profits, return premiums, salvage awards or recoveries, recoveries in general average, and all other sums due or to become due in respect of such Vessel or in respect of any insurance thereon from any person whomsoever, accounting only for the net profits, if any, arising from such use of the Vessel and charging upon all receipts from use of the Vessel or from the sale thereof by court proceedings or by private sale all costs, expenses, charges, damages or losses by reason of such use, and if at any time the Mortgagee avails itself of the right given to it to take the Vessel: (i) the Mortgagee shall have the right to dock the Vessel for a reasonable time at any dock, pier or other premises of the Shipowner without charge, or to dock her at any other place at the cost and expense of the Shipowner, and (ii) the Mortgagee shall have the right to require the Shipowner to deliver, and the Shipowner shall on demand, at its own cost and expense, deliver to the Mortgagee the Vessel as demanded; and the Shipowner shall irrevocably instruct the master of the Vessel so long as the Deed and the Statutory Mortgage are outstanding to deliver the Vessel to the Mortgagee as demanded;

          (d) sell the Vessel or any share therein with or without the benefit of any charter party or other engagement by public auction or private contract without legal process at any place in the world and upon such terms as the Mortgagee in its absolute discretion may determine with power to postpone any such sale and without being answerable for any loss occasioned by such sale or resulting from the postponement thereof and at any such public auction the Mortgagee may become the purchaser and shall have the right to set off the purchase price against the Obligations;

          (e) to require that all policies, contracts and other records relating to the Insurance (including details of and correspondence concerning outstanding claims) be forthwith delivered to such brokers as the Mortgagee may nominate;

          (f) to collect, recover, compromise and give a good discharge for all claims then outstanding or thereafter arising under any of the Insurance and to take over or institute (if necessary using the name of the Shipowner) all such proceedings in connection therewith as the Mortgagee in its absolute discretion thinks fit and to permit the brokers through whom collection or recovery is effected to charge and retain the usual brokerage therefor;

          (g) to discharge, compound, release or compromise claims in respect of the Vessel which have given or may give rise to any charge or lien on the Vessel or which are or may be enforceable by proceedings against the Vessel under the laws of all countries to whose jurisdiction the Vessel may from time to time become subject;

          (h) pending sale of the Vessel to remove the Vessel or to require the Vessel to be removed from any place where she may be or be lying to any port, harbor, dock or other location for the purposes of the Vessel docking, laying up, repair, management, employment, maintenance, or sale or to preserve or maintain the Mortgagee's security in the Vessel in such manner as the Mortgagee may in its complete discretion deem necessary;

          (i) to discharge, store, load, tranship and otherwise handle any cargo for the time being on board the Vessel without liability to any third party with regard thereto;

          (j) pending sale of the Vessel to manage, insure, maintain and repair the Vessel and to hold, lease, charter, operate, employ, lay up or otherwise use the Vessel in such manner and for such period as the Mortgagee in its absolute discretion deems expedient accounting only for the net profits (if any) of such use and for the purposes aforesaid the Mortgagee shall be entitled to do all acts and things incidental or conducive thereto and in particular to enter into such arrangements respecting the Vessel, her insurance, management, maintenance, repair, classification and employment and generally to do and cause to be done all such acts and things whatsoever and to make all such arrangements whatsoever in respect of the Vessel or the working of the same in all respects as if the Mortgagee were the absolute and sole owner of the Vessel and without being responsible for any loss and damage thereby incurred; and

          (k) to recover from the Shipowner on demand all expenses, payments, disbursements, costs, losses and damages as may be incurred by the Mortgagee whether the Mortgagee be in possession of the Vessel or not or in exercise by the Mortgagee of any of the powers herein contained together with interest thereon at the Default Rate and such expenses, payments, disbursements, costs, losses and damages together with the said interest thereon shall, until paid by the Shipowner to the Mortgagee, be secured on the Vessel by this Deed and the Statutory Mortgage.

                 Section 5.03  Sale of the Vessel.
                               ------------------

                 (a) A sale of the Vessel made in pursuance of this Deed and the Statutory Mortgage whether under the power of sale hereby granted or any judicial proceedings shall operate to divest all right, title and interest of any nature whatsoever of the Shipowner herein and thereto and shall bar the Shipowner its successors and assigns and all persons claiming by through or under them provided such sale is by auction and that nothing herein shall be deemed to derogate from the Shipowner's duty to the Mortgagee. Upon any such sale, the purchaser shall not be bound to see or inquire whether the Mortgagee's power of sale has risen in the manner provided by the Deed and the Statutory Mortgage and the sale shall be within the power of the Mortgagee and the receipt of the Mortgagee for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable or otherwise liable therefor. The Mortgagee may bid for and purchase the Vessel and upon compliance with the terms of sale may hold, retain and dispose of the Vessel without further accountability therefor.

          (b) The Shipowner hereby irrevocably appoints the Mortgagee and its assigns as its true and lawful attorney with full power to act alone and with full power of substitution until the due discharge of this Deed and the Statutory Mortgage in accordance with the laws of the Bahamas to make all necessary transfers of the Vessel sold pursuant to Section 5.02, including, without limitation, executing and delivering all instruments of assignment and transfer or quitclaim as the Mortgagee may require and the Shipowner hereby does ratify and confirm all that its said attorneys shall lawfully do by virtue hereof. Nevertheless, the Shipowner shall if so requested by the Mortgagee ratify and confirm any such sale by executing and delivering to the purchaser or purchasers of the Vessel such proper bills of sale, conveyances, instruments of assignment and transfer or quitclaim and releases as may be designated in such request.

          Section 5.04  Mortgagee as Attorney-in Fact.
                        -----------------------------

          The Mortgagee is hereby appointed attorney-in-fact of the Shipowner and upon the Indebtedness becoming due and payable in the name of the Shipowner to demand, collect, receive, compromise and sue for so far as may be permitted by law all freights, hire, earnings, issues, revenues, income and profits of the Vessel and all amounts due from underwriters under any insurance thereon as payment of losses or as return premiums or otherwise salvage awards and recoveries in general average or otherwise and all other sums due or to become due upon the Indebtedness becoming due and payable in respect of the Vessel or in respect of any insurance thereon from any person whomsoever and to make and give and execute in the name of the Shipowner acquittances, receipts, releases or other discharges for the same whether under seal or otherwise and to endorse and accept in the name of the Shipowner all checks, notes, drafts, warrants, agreements and all other instruments in writing with respect to the foregoing.

          Section 5.05  Appointment of Receiver.
                        -----------------------

          Whenever any right to enter and take possession of the Vessel accrues to the Mortgagee, the Mortgagee may require the Shipowner to deliver and the Shipowner shall on demand at its own cost and expense deliver to the Mortgagee the Vessel as demanded. If any legal proceedings shall be taken to enforce any right under this Deed and the Statutory Mortgage, the Mortgagee shall be entitled as a matter of right to the appointment of a receiver of the Vessel and the freights, hire, earnings, issues, revenues, income and profits due or to become due and arising from the operation thereof.

          Section 5.06  Arrest or Detention of Vessel.
                        -----------------------------

          In the event that the Vessel shall be arrested or detained by any marshal or other officer of any court of law, equity or admiralty jurisdiction in any country or nation of the world or by any government or other authority and shall not be released from arrest or detention within fifteen (15) days from the date of arrest or detention, the Shipowner hereby authorizes and empowers the Mortgagee, its successors or assigns, to apply for and receive possession of or to take possession of the Vessel with all the rights and powers that the Shipowner or its successors or assigns may have, possess and exercise in any such event, and this power of attorney shall be irrevocable and may be exercised not only by the Mortgagee but also by an assignee or appointee of the Mortgagee with full power of substitution to the same extent and effect as if such assignee or appointee has been named by express designation.

          Section 5.07  Defense of Suits.
                        ----------------

          The Shipowner also authorizes and empowers the Mortgagee, and its successors, assigns and appointees, to appear in the name of the Shipowner, and its successors and assigns, in any court of any country or nation of the world where a suit is pending against the Vessel because of or on account of any alleged lien against the Vessel from which the Vessel has not been released and to take such proceedings and do such things as to them or any of them may seem proper toward the defense of such suit and the discharge of such lien, and all monies expended by them or any of them for the purpose of such defense and/or discharge shall be a debt due from the Shipowner, and its successors and assigns, to the Mortgagee, and its successors and assigns, and payment thereof together with interest thereon at the Default Rate (to the extent permitted by law) from time to time in effect shall be secured by the lien of this Deed and the Statutory Mortgage in like manner and extent as if the amount and description thereof were written herein.

          Section 5.08  Cumulative Rights, Powers and Remedies.
                        --------------------------------------

          (a) Each and every right, power and remedy herein given to the Mortgagee shall be cumulative and shall be in addition to every other right, power and remedy herein given or now or hereafter existing at law, in equity, admiralty or by statute and each and every power and remedy whether herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy.

          (b) No delay or omission of the Mortgagee to exercise any right or power vested in it under the Security Documents or any of them shall impair such right or power or be construed as a waiver of or as acquiescence in any default by the Shipowner, nor shall the acceptance by the Mortgagee of any security or any payment on account of the Indebtedness, although made after default, be deemed a waiver of any right arising out of any future default or of any past default, and in the event of the Mortgagee at any time agreeing to waive any such right or power such waiver shall be revocable by the Mortgagee at any time and the right or power shall henceforth be again exercisable as though there had been no such waiver.

          (c) In the event the Mortgagee shall have proceeded to enforce any right or pursue any power under this Deed and the Statutory Mortgage by foreclosure, entry or otherwise and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Mortgagee, then and in every such case the Shipowner and the Mortgagee shall be restored to their former positions and rights hereunder with respect to the property subject or intended to be subject to this Deed and the Statutory Mortgage and all rights, remedies and powers of the Mortgagee shall continue as if no such proceedings had been taken.

          Section 5.09  Application of Proceeds.
                        -----------------------

          The proceeds of any sale made either under the power of sale hereby granted to the Mortgagee or under a judgment or decree in any judicial proceeding for the foreclosure of this Deed and the Statutory Mortgage or for the enforcement of any remedy granted to the

Mortgagee hereunder, or any net earnings arising from the management, charter or other use of the Vessel by the Mortgagee under any of the powers herein reserved, any amounts on deposit to the credit of the Shipowner or the Mortgagee from earnings of the Vessel as provided herein and any other moneys received by the Mortgagee pursuant to the terms of this Deed and the Statutory Mortgage or in any proceeding hereunder other than under Section 4.03(l)(ii), the application of which is not elsewhere herein specifically provided for, shall be applied as follows:

                 First: To the payment of all reasonable expenses and charges, including the expenses of any taking, attorney's fees, court costs and any other expenses or advances made or incurred by the Mortgagee in the protection of its right or the pursuance of its remedies under the Loan Agreements, this Deed or the Statutory Mortgage;

                 Second: To the payment of all amounts due to the Mortgagee in respect of taxes, indemnities, fees, expenses, premiums, purchase of liens or otherwise under the provisions of this Deed and the Statutory Mortgage;

                 Third: To the payment of interest on the Term Loan and Serial Loan, pro rata, in accordance with their respective outstanding balances;

                 Fourth: To the payment of principal on the Term Loan and Serial Loan, pro rata, in accordance with their respective outstanding balance;

                 Fifth: To the payment of any amounts due and owing under the Other Loans, pro rata, in the event of an acceleration of the principal amount of such Other Loans; and

                 Sixth: To the payment of any surplus thereafter remaining to the Shipowner or whomsoever may be lawfully entitled thereto.

          The Shipowner has and shall have no personal liability or obligation with respect to the amounts specified in paragraphs "FIRST" through "FIFTH" above, which are payable solely from the income and proceeds received by the Mortgagee from the Mortgagee's right, title and interest in and to the Vessel.

          Section 5.10  Mortgagee's Right to Remedy Defaults.
                        ------------------------------------

          If the Shipowner shall default in the performance or observance of any of the covenants in this Deed or the Statutory Mortgage on its part to be performed or observed, the Mortgagee may in its discretion do any act or make any expenditures necessary to remedy such default, and the Shipowner shall promptly reimburse the Mortgagee, with interest at the Default Rate from time to time in effect, for any and all expenditures so made or incurred and until the Shipowner has so reimbursed the Mortgagee for such expenditures, the amount thereof shall be a debt due from the Shipowner to the Mortgagee and payment thereof shall be secured by the lien of this Deed and the Statutory Mortgage in like manner and extent as if the amount and description thereof were written herein, but the Mortgagee, although privileged to do so, shall be under no obligation to the Shipowner to make any such expenditures and the making thereof shall not relieve the Shipowner of any default in that or any other respect. The Shipowner also shall reimburse the Mortgagee promptly with interest at the rates referred to above for any and all advances and expenses made or incurred by the Mortgagee at any time in taking the Vessel or otherwise protecting its rights hereunder and for any and all damages sustained by the Mortgagee from or by reason of any default or defaults of the Shipowner.

          Section 5.11  Delegation of Powers.
                        --------------------

          The Mortgagee may delegate to any person or persons all or any of the trusts, powers or discretions vested in it pursuant to this Deed and the Statutory Mortgage and any such delegations may be made upon such terms and conditions and subject to such regulations (including power to sub-delegate) as the Mortgagee may in its absolute discretion deem appropriate.

          Section 5.12  Legal Actions.
                        -------------

     In addition to the other provisions hereof for enforcement of the rights of the Mortgagee under this Deed and the Statutory Mortgage, the Mortgagee may, at its option, in the event of any default by the Shipowner, bring an action, suit or other proceeding in rem against the Vessel to foreclose this Deed and the
                    -- ---
Statutory Mortgage and sell the Vessel in any court in the Bahamas or any other country in which the Vessel may be found; or an action, suit or other proceeding in personam against the Shipowner or any other person obligated under the Loan
- -- --------
Agreements or any of the Security Documents to recover payment of any amount owing by the Shipowner or such other person and/or to foreclose this Deed and the Statutory Mortgage and sell the Vessel in any country in which the Vessel or the Shipowner or any person so obligated may be found.

          Section 5.13  Deed and Statutory Mortgage Subject to Rights of
                        ------------------------------------------------
                        Charterer under the Charter.
                        ---------------------------

          So long as the Charter is in effect, the rights of the Mortgagee set forth in this Article V are and shall be subject to the rights of the Charterer under the Charter. So long as the Charterer shall not be in default under and pursuant to the terms of the Charter, the Charterer shall be entitled to quiet enjoyment of the Vessel.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

          Section 6.01  Performance by Charterer or Charterer Under an
                        ----------------------------------------------
                        Acceptable Replacement Charter.
                        ------------------------------

          (a) It is hereby agreed by the parties hereto that, for the duration of the Charter, when the Charterer or any charterer under an Acceptable Replacement Charter performs and discharges its obligations under the Charter respecting the Vessel, such performance of the said obligations by the Charterer shall be or by such charterer deemed to be proper and due performance of the same obligations of the Shipowner under this Deed, the Statutory Mortgage, the Assignment of Earnings, and Insurances and other Security Documents, notwithstanding that the extent or manner of performance of the Shipowner's obligations may differ from that of the Charterer under the Charter or of the charterer under an Acceptable Replacement Charter.


          (b) So long as the Charter is in effect, to the extent the Shipowner's approval under the Charter is not to be unreasonably withheld, the approval by the Mortgagee under the corresponding provisions of this Deed also shall not be unreasonably withheld.

          (c) So long as the Charter is in effect, where any obligation with respect to the Vessel is undertaken by the Shipowner under this Deed, the Statutory Mortgage or any other of the Security Documents but such obligation is not undertaken by the Charterer under the Charter, then the Shipowner shall not be treated as in default under this Deed and the Statutory Mortgage if such obligation cannot be performed by virtue of the Charter.

          (d) The insurance coverage required under an Acceptable Replacement Charter or maintained by the Shipowner or charterer in connection with any other charter entered into after the termination of the related Charter must be sufficient to maintain the credit rating of the Term Mortgage Notes by the Rating Agencies at least at the rating applicable to the Term Mortgage Notes immediately prior to the effectiveness of such Acceptable Replacement Charter or other charter.

          Section 6.02  Discharge of Mortgage.
                        ---------------------

          The Mortgagee agrees that upon payment of the Indebtedness it shall at the expense of the Shipowner discharge this Deed and the Statutory Mortgage and transfer or release to the Shipowner all insurance policies and certificates of entry relating to the Vessel freed and discharged from the provisions herein contained.

          Section 6.03  Indemnity.
                        ---------

          The Shipowner assumes liability for and agrees to indemnify the Mortgagee and the Holders and their respective directors, officers, employees and agents from and against any and all liabilities, losses, damages, penalties, costs and expenses, including legal expenses, of whatsoever kind or nature, imposed on or asserted against any of the Mortgagee and the Holders and such directors, officers, employees and agents in any way relating to or arising out of the Vessel or the use thereof at any time by any party (other than by the Mortgagee after such time as the Mortgagee shall have taken possession of the Vessel pursuant to Section 5.02), including, without limitation, (i) latent and other defects whether or not discovered or discoverable by the Shipowner or any other person, (ii) claims for patent, trademark or copyright infringement, (iii) tort or damage claims of any kind, (iv) claims or penalties arising from any violation of the laws of any country or political subdivision thereof and (v) claims for environmental liability or in any way relating to applicable environmental laws.

          Section 6.04  Governing Law.
                        -------------

          THIS DEED SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF THE BAHAMAS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

          Section 6.05  Severability.
                        ------------

          If any provision of this Deed and the Statutory Mortgage is held to be in conflict with any applicable statute or rule of law or is otherwise held to be unenforceable for any reason whatsoever, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

          The invalidity of any one or more phrases, sentences, clauses or Sections of this Deed or the Statutory Mortgage, shall not affect the remaining portions of this Deed and the Statutory Mortgage, or any part thereof.

          Section 6.06  Notices.
                        -------

          All demands, notices and communications hereunder shall be in writing, personally delivered or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Mortgagee, at the following address: California Petroleum Transport Corporation, c/o JH Management Corporation, Room 6/9, One International Place, Boston, Massachusetts 02110-2624, (b) in the case of the Shipowner, at the following address: Mareva House, 4 George Street, Nassau, Bahamas, or at other such address as shall be designated by such party in a written notice to the other parties.

          Section 6.07  Headings.
                        --------

          The captions or headings in this Deed are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Deed or the Statutory Mortgage.

          Section 6.08  General Interpretive Principles.
                        -------------------------------

          For purposes of this Deed except as otherwise expressly provided or unless the context otherwise requires:

          (a) the defined terms in this Deed shall include the plural as well as the singular, and the use of any gender herein shall be deemed to include any other gender;

          (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date hereof;

          (c) references herein to "Articles", "Sections", "Subsections", "paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, paragraphs and other subdivisions of this Deed;

          (d)    a reference to a Subsection without further reference to a
Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions;

          (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Deed and the Statutory Mortgage as a whole and not to any particular provision; and

          (f) the term "include" or "including" shall mean without limitation by reason of enumeration.

          Section 6.09  Successors and Assigns.
                        ----------------------

          This Deed and the Statutory Mortgage shall inure to the benefit of and be binding upon the Shipowner and the Mortgagee and their respective successors and assigns.

          Section 6.10  Consent to Jurisdiction.
                        -----------------------

          Any legal suit, action or proceeding against the Shipowner arising out of or relating to this Deed, the Statutory Mortgage, the Loan Agreements or any other Security Document, or any transaction contemplated hereby or thereby, may be instituted in any federal or state court in The City of New York, State of New York and the Shipowner hereby waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and the Shipowner hereby irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding. The Shipowner hereby irrevocably appoints and designates CT Corporation System, having an address at 1633 Broadway, New York, New York, its true and lawful attorney-in-fact and duly authorized agent for the limited purpose of accepting service of legal process and the Shipowner agrees that service of process upon such party shall constitute personal service of such process on the Shipowner. The Shipowner shall maintain the designation and appointment of such authorized agent until all amounts payable under this Deed, the Statutory Mortgage, the Loan Agreements and the other Security Documents shall have been paid in full. If such agent shall cease to so act, the Shipowner shall immediately designate and appoint another such agent satisfactory to the Mortgagee and shall promptly deliver to the Mortgagee evidence in writing of such other agent's acceptance of such appointment.

          Section 6.11  Payment.
                        -------

          All monies payable by the Shipowner to the Mortgagee shall be paid in Dollars without deduction for or on account of any present or future taxes or imposts whatsoever levied or assessed by or within any state or nation or any political subdivision or taxing authority thereof or therein and the Shipowner shall indemnify the Mortgagee against all such taxes or imposts. The Shipowner shall, subject to the prior written approval of the Mortgagee (such approval not to be unreasonably withheld), be entitled to take action in the name of the Mortgagee at the Shipowner's expense against any taxing authority in respect of any withholding or other taxes for which the Shipowner have indemnified the Mortgagee, and the Mortgagee agrees to reasonably cooperate with the Shipowner in taking such action. If as a result of any such action any moneys are received that are attributable to such indemnified taxes (including any interest thereon paid by such taxing authority) the same shall be recovered by the Shipowner.

          Section 6.12  Recorded Amount.
                        ---------------

          For the purposes of the recording this First Priority Statutory Mortgage under the law of the Bahamas, the total amount of this Deed and the Statutory Mortgage is Two Hundred and Eighty-Five Million Four Hundred Thousand United States Dollars (US$285,400,000), and interest and the performance of the Deed and Statutory Mortgage covenants; the maturity date is the ___ day of _____, 2015, and the discharge amount is the same as the total amount. It is not intended that this Deed and the Statutory Mortgage shall include property other than the Vessel, and it shall not include property other than the Vessel as the term "vessel" is used in the provisions of the law of the Bahamas. Notwithstanding the foregoing, for property other than the Vessel, if any should be determined to be covered by this Deed and the Statutory Mortgage, the discharge amount is zero point zero one percent (0.01%) of the total amount.

          Section 6.13  No waiver of Preferred Status.
                        -----------------------------

          No provision of this Deed and the Statutory Mortgage shall be deemed to be a stipulation that the Mortgagee waives the priority status of the Statutory Mortgage given by the laws of the Bahamas. Any provision of this Mortgage which would otherwise constitute such a stipulation, to such extent, shall have no force or effect.

     IN WITNESS whereof the Shipowner has signed this Deed on the day and year first before written.

                                        CALPETRO TANKERS (BAHAMAS I)
                                         LIMITED



                                        By:
                                           ---------------------
                                        Name:
                                             -------------------
                                        Title:
                                              ------------------

                                ACKNOWLEDGEMENT
                                ---------------


STATE OF NEW YORK    )
                     :ss.:
COUNTY OF NEW YORK   )

          On this day of _________ __ 1995, before me personally came __________________ to me known, and known to me to be the person who executed the foregoing instrument, who being by me duly sworn, did depose and say that he resides at ______________________________________ that he is the attorney-in-
fact for CalPetro Tankers (Bahamas I) Limited the corporation described in, and which executed the foregoing instrument; that it was so affixed by order of the Board of Directors of said corporation and that he signed his name thereto by like order.


                                        ---------------------------------------

                                   EXHIBIT A

                         BROKER'S LETTER OF UNDERTAKING

                                                                          (date)

_____________________


          Re:  CalPetro Tankers (Bahamas III) Limited
               Owner of m.t. Condoleezza Rice (the "Vessel")
               ---------------------------------------------

          We confirm that we have effected insurances for the account of the above Owner as set out in Appendix "A" attached hereto.

          Pursuant to instructions received from CalPetro Tankers (Bahamas III) Limited (the "Owner"), and in consideration of your approving our appointment as Brokers in connection with the insurances covered by this letter, we hereby undertake:

          1. to hold the Insurance Slips or Contracts, the Policies when issued, and any renewals of such Policies or new Policies or any Policies substituted (with your consent) therefor and the benefit of the insurance thereunder to your order in accordance with the terms of the Notice of Assignment and Loss Payable Clause set out in Appendix "B" attached hereto; and

          2. to have endorsed on each and every Policy as and when the same is issued a copy of the Notice of Assignment and Loss Payable Clause in the form of Appendix "B" attached hereto dated and signed by the Shipowner and acknowledged by Underwriters in accordance with market practice; and

          3. to advise you immediately of any material changes which may be made to the terms of the insurances or if we cease to be Brokers for purposes of said insurances; and

          4. to advise you, not later than one month before expiry of said insurances, in the event of our not having received notice of renewal instructions from the Shipowner and/or its agents, and in the event of our receiving instructions to renew said insurances to advise you promptly of the details thereof.

          Our above undertakings are given subject to our lien on the Policies for premiums for the Vessel and subject to our right of cancellation on default in payment of such premiums. We undertake to advise you immediately if any premiums are not paid to us by the applicable due date and not to exercise such rights of cancellation without giving you (i) fourteen (14) days' prior notice in writing, either by letter to the above address or by telex or cable to ________________, respectively, and (ii) a reasonable opportunity of paying any premiums outstanding except it is understood that in the case of War Risks the terms of the Automatic Termination of Cover Clause contained in the War Risks Policies shall override any undertakings given by us as Brokers. We further undertake and agree that in the event of a total loss of the Vessel, or an arranged, compromised or constructive total loss, our lien on the Policies and the proceeds thereof shall be limited to any other premiums or other amounts due in respect of Vessel or interest insured under the Policies.

          Notwithstanding the terms of the said Loss Payable clause and the said Notice of Assignment, unless and until we receive notice from you to the contrary, we shall be empowered to arrange for a collision and/or salvage guaranty to be given in the event of bail being required in order to prevent the arrest of the Vessel or to secure the release of the Vessel from arrest following a casualty. We undertake to advise you immediately in the event of our having arranged for a collision and/or salvage guaranty. Where a guaranty has been given as aforesaid and the guarantor has paid an amount under the guaranty in respect of such claim, there shall be payable directly to the guarantor out of the proceeds of the said Policies an amount equal to the amount so paid.

          Finally, it is understood that all claims shall be collected through us, as Brokers, and that in collecting such claims we are acting on your behalf as assignee of the insurances covered by this letter.

                                        Yours faithfully,

                                        [insert name of Broker]


                                        By:
                                           ---------------------------
                                               Director

                                   SCHEDULE 1

                         DEFINED TERMS USED IN THE DEED

     "Acceptable Replacement Charter" means any replacement charter which satisfies each of the following requirements: (i) the charter is a bareboat charter and requires that the charterer thereunder "gross up" charterhire payments to indemnify and hold the Holders of the Securities harmless from any withholding tax imposed on the charterhire payments or on the payments on the Securities; (ii) the charterhire payments payable during the non-cancelable term of such replacement charter, after giving effect to (1) any "gross up" of such amounts as a result of any withholding tax on such charterhire payments, (2) the receipt of the Termination Payment and (3) all fees and expenses incurred in connection with the rechartering of the Vessel, provide sufficient funds for the payment in full when due of (A) the Allocated Principal Amount of the Term Mortgage Notes for the related Vessel and interest thereon in accordance with the revised schedule of sinking fund and principal payments, that is applicable upon termination of the related Charter, (B) the amount of Recurring Fees and Taxes for such Vessel, (C) the amount of Management Fees and Technical Advisor's Fees for such Vessel, (D) the amount of fees and expenses of the Indenture Trustee, the Collateral Trustee and the Designated Representative allocable to such Vessel and (E) an amount at least equal to 30% of the estimated amounts, on a per annum basis, referred to in clauses (B), (C) and (D) above for miscellaneous or unexpected expenses; and (iii) the Rating Agencies shall have confirmed in writing to the Trustee that the terms and conditions of such proposed charter will not result in the withdrawal or reduction of the then current ratings of the Term Mortgage Notes.

     "Allowable Investments" means for the Shipowner, its investment in the Vessel and any Restricted Payment permitted to be made by the Shipowner and certain obligations incurred in the ordinary course of the performance of the Management Agreement.

     "Assignment of Charter" means the assignment between the Shipowner and the Mortgagee, as amended from time to time in accordance with the terms thereof, together with the documents contemplated thereby, pursuant to which the Shipowner assigns to the Mortgagee all of its right, title and interest in, to and under the Charter.

     "Assignment of Earnings and Insurances" means the assignment between the Shipowner and the Mortgagee, as amended from time to time in accordance with the terms thereof, pursuant to which the Shipowner assigns to the Mortgagee all of its right, title and interest in, to and under the freights and hires (as well as any charters entered into after the Closing Date) with respect to the Vessel.

     "Assignment of Guarantee" means the assignment between the Shipowner and the Mortgagee, as amended from time to time in accordance with the terms thereof, pursuant to which the Shipowner assigns to the Mortgagee all of its right, title and interest in, to and under the Chevron Guarantee.

     "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, or in the city and state where the Trustee's principal offices are located, are authorized or are obligated by law, executive order or governmental decree to be closed.

     "Charter" means that certain Bareboat Charter, dated as of July 1, 1995, between the Charterer and Shipowner.

     "Charterer" means Chevron Transport Corporation.

     "Chevron" means Chevron Corporation.

     "Chevron Guarantee" means the guarantee of the obligations of the Charterer under the Charter given by Chevron.

     "Classification Society" means Det norske Veritas or any other private organization which has as its purpose the supervision of vessels during their construction and afterward, in respect to their seaworthiness and upkeep, and the placing of vessels in grades or "classes" according to the society's rules for each particular type of vessel.

     "Closing Date" means July __, 1995.

     "Code" means the United States Internal Revenue Code of 1986 and the corresponding provisions of any successor statute.

     "Collateral Trustee" means Chemical Trust Company of California.

     "Commission" means the Securities and Exchange Commission.

     "Compulsory Acquisition" means requisition for title or other compulsory acquisition of the Vessel (otherwise than by requisition for hire), capture, seizure, detention or confiscation of the Vessel by any other government or by Persons acting or purporting to act on behalf of any government or governmental authority.

     "Default Period" means the period commencing the date any payment hereunder was due to but not including the date such payment is paid in full.

     "Default Rate" means a rate per annum for each day during the Default Period until such payment shall be paid in full equal to 1.50% above LIBOR at the commencement of such period.

     "Dollar" or "$" means the lawful currency of the United States of America.

     "Earnings" includes all monies whatsoever due or to become due to the Shipowner at any time arising out of the use or operation of the Vessel or otherwise including (but without prejudice to the generality of the foregoing) all sums due and payable to the Shipowner under and pursuant to the Charter and all freight, hire and passage monies and compensation payable to the Shipowner in the event of requisition of the Vessel for hire, remuneration for salvage and towage, services, demurrage and detention moneys and any other damages for breach (or payments for variation or termination) of any charterparty or any contract of employment of the Vessel and all earnings of the Vessel due or to become due to the Shipowner.

     "Event of Default" means an Event of Default under Section ____ of the Loan Agreement.

     "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

     "Governmental Approval" means any authorization, consent, approval, license, franchise, lease, ruling, permit, tariff, rate, certification, exemption, filing or registration by or with any Governmental Authority relating to the ownership of the Collateral or to the execution, delivery or performance of the Loan Agreement or any Security Document.

     "Governmental Authority" means the federal government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any other governmental entity with authority over the Shipowner or operation of the Vessels.

     "Indebtedness" means the payment, performance or other obligations of any kind whatsoever of the Shipowner under and pursuant to the Loan Agreements and the Security Documents, together with interest thereon, and all other sums which may be or become due to the Deed and the Statutory Mortgagee under or pursuant to the terms thereof and hereof.

     "Insurance" means any policies and contracts of insurance and entries in any protection and indemnity or war risks association which are effected by or on behalf of the Shipowner in respect of the Vessel or otherwise in connection with the Vessel, including but not limited to any insurance monies received by the Shipowner pursuant to clauses 12 and 13 of the Charter and including all claims and returns of premiums thereunder and including any compensation payable by whomsoever to the Shipowner by virtue of requisition of the Vessel for title or confiscation or seizure of the Vessel by any government or person or agency purporting to act on behalf of any government.

     "Issue of One Debenture" means each Issue of One Debenture between the Shipowner and the Mortgagee, as amended from time to time in accordance with the terms thereof, pursuant to which the Shipowner grants to the Mortgagee a security interest in all of its assets.

     "Law" means any statute, law, rule, regulation, ordinance, order, code, policy or rule of common law, now or hereafter in effect, and any judicial or administrative interpretation thereof by a Governmental Authority or otherwise, including any judicial or administrative order, consent decree or judgment.

     "Lien" means any mortgage, lien (statutory or other), pledge, security interest, encumbrance, claim, hypothecation, assignment for security, deposit arrangement or preference or other security agreement of any kind or nature whatsoever. For purposes of the Loan Agreement, a Person shall be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

     "Loan Agreements" means, collectively, the Serial Loan Agreement and the Term Loan Agreement.

     "Management Agreement" means the management agreement between the Shipowner, the Manager and Barber Ship Management Group.

     "Manager" means the Person performing the duties of the Manager under the Management Agreement, initially P.D. Gram & Co. ans.

     "Obligations" means, collectively, the Serial Obligations and the Term Obligations.

     "Optional Termination Date" means either _________, 2005, ______ 2007 or _____ 2009.

     "Other Loan Agreements" means, collectively, the six loan agreements, two each between the Mortgagee and each of the Other Owners relating to the Other Loans.

     "Other Loans" means each of the loans from California Petroleum Transport Corporation to each of the Other Owners made on the Closing Date, having an aggregate initial principal amount of $______________..

     "Other Owners" means Calpetro Tankers (Bahamas I) Limited, Calpetro Tankers (Bahamas II) Limited and Calpetro Tankers (IOM) Limited.

     "Payment Date" means each ________ and ______________ commencing ___________ 1995.

     "Permitted Liens" means the Charter, any Acceptable Replacement Charter or other charter for the Vessel, liens for crew's wages accrued for not more than three months or for collision or salvage, liens in favor of suppliers of necessaries or other similar liens arising in the ordinary course of its business (accrued for not more than three months) or liens for loss, damage or expense, which are fully covered by insurance or, in respect of which, a bond or other security has been posted by the Shipowner with the appropriate court or other tribunal to prevent the arrest or secure the release of the Vessel from arrest on account of such claim or lien; provided, however, that so long as the Charter is in effect "Permitted Liens" shall mean those liens, claims and encumbrances permitted under the Charter.

     "Person" means an individual, a partnership, a corporation, a joint venture, an unincorporated association, a joint-stock company, a trust, or other entity or a government or any agency or political subdivision thereof.

     "Proceeding" means any suit in equity, action at law, or other judicial or administrative proceeding.

     "Purchase Agreement" means the Purchase Agreement, dated as of _________________, between the Shipowner and the Charterer wherein the Shipowner purchases the Vessel from the Charterer.

     "Rating Agencies" means Moody's Investors Service, Inc., Standard & Poor's Rating Group and Duff & Phelps Credit Rating Co.

     "Requirement of Law" means, as to any Person, the certificate of incorporation and by-laws or partnership agreement or other organizational or governing documents of such Person, and, any Law applicable to or binding upon such Person or any of its properties or to which such Person or any of its properties is subject.

     "Security Documents" means the Loan Agreements, the Other Loan Agreements, the Deed, the Statutory Mortgage, the Assignment of Charter, the Assignment of Earnings and Insurances, the Assignment of Guarantee, the Stock Pledge Agreement, the Assignment of Management Agreement, the Assignment of Purchase Agreement, the Issue of One Debenture, collectively.

     "Serial Loan" means the loan in the initial principal amount of $________ made by the Mortgagee to the Shipowner under the Serial Loan Agreement.

     "Serial Loan Agreement" means the Loan Agreement, dated as of _________ 1, 1995, between the Shipowner and the Mortgagee.

     "Serial Obligations" means the payment, performance or obligations of any kind or nature whatsoever by the Shipowner under and pursuant to the Serial Loan Agreements, any Security Document and any instrument, agreement or document referred to therein.

     "State" means any state of the United States of America and, in addition, the District of Columbia.

     "Stock Pledge Agreement" means the Stock Pledge Agreement, dated as of _____________, 1 1995, between the Mortgagee and California Tankers Investments Limited.

     "Term Loan" means the loan in the initial principal amount of $_________ made by the Mortgagee to the Shipowner under the Term Loan Agreement.

     "Term Loan Agreement" means the Loan Agreement, dated as of _________ 1, 1995, between the Shipowner and the Mortgagee.

     "Term Obligations" means the payment, performance or obligations of any kind or nature whatsoever of the Shipowner under and pursuant to the Term Loan Agreements, any Security Document and any instrument, agreement or document referred to therein.

     "Total Loss" means either (a) actual or constructive or compromised or arranged total loss of the Vessel, (b) Compulsory Acquisition of the Vessel or
(c) if so declared by the Charterer at any time and in its sole discretion a requisition for hire of the Vessel for a period in excess of 180 days.

     "Trustee" means Chemical Trust Company of California.